Exhibit 4.4

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TRANSPORTATION AGREEMENT

THIS TRANSPORTATION AGREEMENT (this “Agreement”) is effective as of September 24, 2017 (the “Effective Date”), and is entered into between ParcelPal Technology Inc. (“Carrier”) and Amazon Canada Fulfillment Services, Inc. (“Amazon”). Certain capitalized terms used in this Agreement are defined in Section 11.

1.            Services.

a.       Work Orders; Services. At Amazon’s request and as specified in one or more work orders that are executed and delivered by Amazon and Carrier (“Work Orders”), Carrier will provide transportation, delivery, and related services (whether on foot, by bicycle, by motor vehicle, or otherwise) (“Services”, as such term is further described in any Work Order) in accordance with the terms and conditions of this Agreement, the Program Policies, and any performance standards set forth in each applicable Work Order. This Agreement and the Program Policies govern each Work Order, and if Carrier commences Services in the absence of a Work Order, this Agreement and the Program Policies will nevertheless apply.

b.       Affiliates. Any Affiliate of Amazon may enter into Work Orders with Carrier pursuant to this Agreement, and with respect to such Work Orders, such Affiliate becomes a party to this Agreement and references to “Amazon” in this Agreement are deemed to be references to such Affiliate. Each Work Order is a separate obligation of Amazon or the Affiliate of Amazon that is named in such Work Order (as applicable), and only Amazon or the Affiliate of Amazon that is named in a Work Order (as applicable) has any obligation under such Work Order.

c.       No Minimum Volume/No Exclusivity. Amazon makes no promises or representations whatsoever as to the amount of business that Carrier can expect at any time under this Agreement, whether before or after any Work Order is executed and delivered by Amazon and Carrier. Amazon may from time to time give volume, density, weight, product distribution, or other projections to Carrier, but such projections are speculative only and will not in any event give rise to any liability on the part of Amazon. Amazon may engage the services of third parties that may perform the same or similar services as those provided by Carrier under this Agreement. This Agreement does not obligate Carrier to perform any Services unless and until a Work Order is executed and delivered by Amazon and Carrier.

2.           Personnel Performing Services; Relationship of the Parties; Transportation Authority; Vehicles; License of Equipment.

a.       Personnel Performing Services; Relationship of the Parties.

i.       Each driver, cyclist, walker, and other Personnel provided by Carrier to perform the Services will: (A) have such credentials (including background verification), skills, training and expertise as are required by Law, the Program Policies, and each applicable Work Order and otherwise be suitable and appropriate to perform the Services; and (B) prior to providing any Services to or on behalf of Amazon, have satisfactorily completed any delivery person training and safety program offered by Carrier in the ordinary course of its business. Carrier will not permit any of its Personnel who at any time fails to satisfy the requirements of this Section 2.a.i to provide Services directly or indirectly for or on behalf of Amazon. Further, upon receipt of a written notice (which may be by email or other electronic communication) from Amazon specifying that any of Carrier’s Personnel has failed to satisfy the requirements of this Section 2.a.i, Carrier will not permit such Personnel to provide Services directly or indirectly for or on behalf of Amazon.

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ii.       Carrier is an independent contractor of Amazon. As between Amazon and Carrier, Carrier has exclusive responsibility for its Personnel and exclusive control over its policies relating to wages, fees and other compensation, hours, and working conditions. Carrier has the exclusive right to hire, engage, transfer, suspend, lay off, recall, promote, discipline, discharge, and adjust grievances with its Personnel. Carrier’s Personnel are not eligible to participate in any employee benefit plans or other benefits available to employees of Amazon or any of its Affiliates. Neither Carrier nor any of its Personnel has any authority to bind Amazon or any of its Affiliates to any agreement or obligation.

b.       Transportation Authority. During the Term (as defined in Section 8.a), Carrier will obtain and maintain all motor carrier and other transportation related authorities, permits, and registrations with Governmental Authorities (including, without limitation, those relating to the transportation of alcohol products, if applicable) as are required to perform the Services under this Agreement, the Program Policies, and each applicable Work Order.

c.       Vehicles. Carrier will provide, operate, maintain, and be responsible for, at Carrier’s expense, all vehicles (including bicycles) required to perform the Services under this Agreement, the Program Policies, and each applicable Work Order (each, a “Vehicle”, and collectively, the “Vehicles”), and Carrier will keep the Vehicles in good working order in accordance with the manufacturer’s recommendations. Carrier agrees that, if required by Law, all such Vehicles will display any applicable registration numbers and will satisfy all applicable safety, speed, hours of service, and other requirements imposed by Law.

d.       License of Equipment.

i.       As used in this Agreement: (A) “Equipment” means, collectively, Hardware and Licensed Materials; (B) “Hardware” means handheld communication devices/scanners and all associated equipment furnished to Carrier by Amazon, together with any related manuals and other documentation; and (C) “Licensed Materials” means any software (including, without limitation, any scanning and delivery application), content, or other information furnished to Carrier (whether standalone or for use on Hardware, on devices owned by Carrier, or otherwise) by Amazon, together with any related manuals and other documentation.

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ii.       Amazon grants to Carrier, during the Term, a limited, non-exclusive, non- transferable, non-sublicensable, revocable license to use the Equipment in Canada, solely for the purpose of performing the Services. Carrier will provide all other equipment necessary for the performance of the Services at Carrier’s own expense. Carrier will not, in whole or in part: (A) copy the Equipment; (B) distribute copies of the Equipment or any part of the Equipment to any third party; (C) modify, adapt, translate, reverse engineer, make alterations to, decompile, disassemble, or make derivative works based on the Equipment or any part of the Equipment; (D) rent, loan, sublicense, lease, distribute, or attempt to grant other rights to the Equipment or any part of the Equipment to third parties; (E) permit remote access to the Equipment by any third party; or (F) use the Equipment other than to perform the Services. Carrier will require all of its Personnel using the Equipment to attend the training specified by Amazon, including for updates and periodic refresher training. Carrier will keep all Hardware in good repair, good operating condition, and working order and in compliance with the manufacturer’s specifications. Carrier will furnish all Hardware to Amazon for maintenance, service, and repair upon Amazon’s request. Carrier will not make any additions, attachments, alterations, or improvements to Hardware without the prior written consent of Amazon. If any Hardware or part of any Hardware is lost, stolen, unreturned, damaged, sold, transferred, leased, encumbered, or assigned without the express prior written consent of Amazon, Carrier will promptly pay Amazon the full replacement cost of the Hardware, together with any incidental costs that are incurred by Amazon to replace the Hardware.

iii.       AMAZON LICENSES THE EQUIPMENT TO CARRIER “AS IS” AND MAKES NO WARRANTIES OF ANY KIND REGARDING THE EQUIPMENT, INCLUDING, BUT NOT LIMITED TO, THE DESIGN, OPERATION OR CONDITION OF, OR THE QUALITY OF THE MATERIAL, COMPONENTS OR WORKMANSHIP IN, THE EQUIPMENT. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AMAZON EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE. AMAZON DOES NOT WARRANT THAT THE EQUIPMENT WILL MEET CARRIER’S REQUIREMENTS OR WILL OPERATE UNINTERRUPTED, ERROR FREE, OR PROVIDE ACCURATE, COMPLETE, OR UP-TO-DATE INFORMATION. AMAZON WILL NOT BE RESPONSIBLE FOR ANY LOSS, DAMAGE OR CLAIM CAUSED BY OR ATTRIBUTABLE TO ANY DEFECT OR DEFICIENCY IN ANY EQUIPMENT WHETHER ARISING OUT OF THE EQUIPMENT’S MANUFACTURE, DESIGN, OR OTHERWISE.

iv.       Amazon will defend and indemnify Carrier from any loss, damage, cost, and expense (including reasonable attorneys’ fees and expenses) arising out of any claim, action or proceeding brought by a third party (each, a “Third-Party Claim”) alleging that Carrier’s use of the Equipment as authorized under this Section 2.d infringes or misappropriates any third-party patent, copyright, trademark, trade secret, or other intellectual property rights (collectively, “Third- Party Proprietary Rights”). Amazon will have sole control of the defense of any Third-Party Claim, and Carrier will cooperate (at Amazon’s expense) with Amazon in the defense. Amazon’s obligation to indemnify under this Section 2.d.iv will not apply to the extent that any Equipment infringes or misappropriates any Third-Party Proprietary Rights as a result of (A) any modification of or to the Equipment made by Carrier or any of its Personnel, (B) use of the Equipment by Carrier or any of its Personnel other than as contemplated by this Section 2.d, or (C) the combination of the Equipment with other products or services.

3.           Fees.

a.       In consideration of performing Services, Amazon will pay Carrier in accordance with the rate structure included in each applicable Work Order. [***].

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b.       Carrier may charge, and Amazon will pay, Taxes invoiced by Carrier, provided that those Taxes are stated on the original invoice that Carrier provides to Amazon and Carrier’s invoices state those Taxes separately and meet the appropriate tax requirements for a valid tax invoice, if any. Amazon may provide Carrier an exemption certificate acceptable to the relevant taxing authority, in which case, Carrier will not collect the Taxes covered by the certificate. Carrier will be responsible for all other taxes (including interest and penalties) or fees arising from transactions and the documentation of transactions under this Agreement and any Work Order. Amazon will maintain the right to deduct or withhold any taxes that Amazon determines it is obligated to withhold from any amounts payable to Carrier under this Agreement or any Work Order, and payment to Carrier as reduced by such deductions or withholdings will constitute full payment and settlement to Carrier of all amounts payable to Carrier under this Agreement or any Work Order. Carrier will provide Amazon with any forms, documents, or certifications as may be required for Amazon to satisfy any information reporting or withholding tax obligations with respect to any payments under this Agreement or any Work Order.

c.       Amazon may (i) deduct from and offset against any amounts owing by Amazon to Carrier under this Agreement or any Work Order any sums payable by Carrier to Amazon, or (ii) invoice Carrier for such amounts due Amazon and Carrier will pay Amazon invoiced amounts upon receipt of such invoice.

4.            Invoicing. Unless otherwise directed by Amazon, Carrier will provide weekly invoices (at no charge) in a form acceptable to Amazon. Each invoice will include at least the following data in addition to any other itemized data reasonably requested by Amazon: service date, service type, number of Planned Routes per Service Area by shift (if applicable), and total cost. At Amazon’s request, Carrier will issue separate invoices for each account established under this Agreement or any Work Order. The payment obligation under each invoice is a separate obligation of the account to which the invoiced Services were provided pursuant to the applicable Work Order, and no other account has any obligation under such invoice or Work Order. Amazon will pay, or cause to be paid, all undisputed portions of Carrier’s properly submitted invoices within [***] of receipt. Amazon has no obligation to pay, or cause to be paid, any fees or expenses invoiced more than [***] after the applicable Services are performed, and Carrier waives any claim for payment of amounts not invoiced within that [***] period. Amazon or its designee may conduct invoice audits to verify accuracy. Discrepant invoices will be rejected or short paid with appropriate explanation of the discrepancy. The parties will use their commercially reasonable efforts to resolve any disputes promptly.

5.            Representations, Warranties, and Covenants.

a.       Carrier represents and warrants to Amazon that Carrier is a legal business entity duly formed, validly existing, and in good standing under the Laws of the jurisdiction of its formation and that Carrier has all requisite right, power, and authority to enter into, and perform its obligations under, this Agreement, the Program Policies, and each Work Order.

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b.       In addition to any compliance obligations set forth in this Agreement, the Program Policies, or any Work Order, Carrier is solely responsible for any and all obligations owed to its Personnel pursuant to applicable Law and for the management of its Personnel and promptly investigating and resolving all workplace complaints made by its Personnel.

c.       Amazon’s Code of Business Conduct and Ethics, posted at http://phx.corporate- ir.net/phoenix.zhtml?c=97664&p=irol-govConduct (the “Code”), prohibits the paying of bribes to anyone for any reason, whether in dealings with Governmental Authorities or the private sector. Carrier will not violate or knowingly permit anyone to violate the Code’s prohibition on bribery or any applicable anti-corruption Laws. Amazon may immediately terminate or suspend performance under this Agreement or any Work Order if Carrier breaches this Section. Carrier will maintain true, accurate, and complete books and records concerning any payments made by Carrier to any other person or entity in connection with the performance of the Services, including any such payments made on behalf of Amazon. Amazon and its designated representatives may inspect Carrier’s books and records to verify such payments and for compliance with this Section and the Code.

d.       Carrier will: (i) perform the Services in a competent and workmanlike manner in accordance with the level of professional care customarily observed by highly skilled professionals rendering similar services; (ii) not violate or infringe any third party’s rights in proprietary or confidential information in performing the Services; (iii) comply with all Laws pertaining to the Services, including without limitation all Laws applicable to transport, health, and safety; (iv) hold and comply with all applicable licenses and permits required by Governmental Authorities in performing the Services; (v) notify Amazon as soon as possible of any event or circumstance that impairs the safety of or delays delivery of Deliverables, and use an acceptable industry standard of care in the protection of the Deliverables; (vi) at all times have sufficient equipment, Personnel, and resources available to perform the Services (and, in any case in which Carrier believes, in its reasonable business judgment, that Carrier does not have sufficient equipment, Personnel, and/or resources available to perform the Services, Carrier will immediately notify Amazon); (vii) comply, at Carrier’s sole cost and expense, with Amazon’s Supply Chain Standards and Supplier Code of Conduct, posted at http://www.amazon.com/gp/help/customer/display.html?ie=UTF8&nodeId=200885140, and with any social compliance and product safety requirements specified by Amazon (collectively, “Compliance Requirements”), and permit, as requested by Amazon from time to time, Amazon’s designee to audit Carrier’s compliance with any Compliance Requirements, and Carrier will implement any corrective actions required by Amazon resulting from such audits at Carrier’s expense; and (vii) not have any lien on Amazon property or assets, including any Deliverables or any documents relating to any Deliverables, and Carrier waives all rights to any lien upon any shipment or related documents on behalf of Carrier and any third party engaged by Carrier.

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6.            Claims for Loss or Damage. Carrier will be liable for Delay, loss, or damage to Deliverables occurring while such Deliverables are in the care, custody, or control of Carrier or its Personnel, in an amount equal to the actual cost of the Delayed, lost, or damaged Deliverables, including the replacement cost of the Deliverables and direct costs associated with the original packaging, handling, and shipping (including the costs of packaging, handling, and shipping the replacement). Claims for Delayed, lost, or damaged Deliverables may be based upon Amazon’s manifest, may be initiated electronically (including via email), and may be filed at any time within [***] after the Deliverable was tendered to Carrier. Carrier will acknowledge all claims within [***] of receipt and will process all claims to conclusion and pay or credit the applicable account within [***] of receipt. Carrier will cooperate with Amazon’s loss prevention and investigative personnel in the conduct of investigations related to fraud, theft, and other matters of mutual concern.

7.            Insurance. Carrier will, at all times during which Carrier provides the Services and for at least [***] after all Services are completed, carry, at Carrier’s expense, the types of insurance and minimum limits of insurance, in each case, that are specified in the Program Policies and each applicable Work Order. Carrier will submit certificates of insurance evidencing required insurance coverages to Amazon prior to the commencement of the Services and at each policy renewal thereafter. Carrier consents to Amazon disclosing Carrier’s certificates of insurance or other information to third parties for the purpose of verifying Carrier’s compliance with this Section 7.

8.            Term and Termination.

a.       Term and Termination. The term of this Agreement will begin on the Effective Date and will continue until terminated in accordance with this Section 8.a (the “Term.”). Either party may terminate this Agreement at any time, with or without cause, by providing the other party with [***] prior written notice. If the term of any Work Order extends beyond the Term, this Agreement will survive for the purposes of that Work Order until the termination of that Work Order.

b.       No Damages for Termination. Amazon will not be liable, on account of termination of this Agreement or any Work Order, for loss of goodwill, prospective profits, or anticipated orders or for any expenditures, investments, leases, or commitments made by Carrier. Carrier has no expectation, and has not received any assurances from Amazon or any other person, that Carrier’s business relationship with Amazon will continue beyond the Term.

c.       Transition Assistance. In connection with the termination of this Agreement or any Work Order for any reason, Carrier will provide reasonable assistance to Amazon in order to enable and facilitate an orderly transition of the Services to Amazon or a third party designated by Amazon.

9.            Indemnification.

a.       Carrier will defend, indemnify, and hold harmless Amazon and its Affiliates and successors, and each of their respective directors, officers, and employees (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) from any third-party allegation or claim based on, or any loss, damage, settlement, cost, expense, and any other liability (including but not limited to reasonable attorneys’ fees and expenses) arising out of or in connection with, (i) any allegation or claim of negligence, strict liability, or misconduct of Carrier or any of its Personnel, (ii) a breach of this Agreement, the Program Policies, or any Work Order by Carrier or any of its Personnel, (iii) any action or inaction by Carrier or any of its Personnel (including, without limitation, any and all loss or damage to personal property or bodily harm (including death)), or (iv) any allegation or claim that Carrier or any of its Personnel failed to comply with applicable Law.

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b.       Carrier’s duty to defend is independent of its duty to indemnify. Carrier’s obligations under this Section are independent of any of its other obligations under this Agreement. Carrier will use counsel reasonably satisfactory to the Indemnified Parties to defend each indemnified claim, and the Indemnified Parties will cooperate (at Carrier’s expense) with Carrier in the defense. Carrier will not consent to the entry of any judgment or enter into any settlement without the Indemnified Parties’ prior written consent.

10.          Confidentiality; Customer Information; Work Product.

a.       Carrier will at all times comply with the terms of any nondisclosure agreement executed or otherwise agreed to by Carrier in favor of Amazon and/or its Affiliates (an “NDA”). If no NDA exists, Carrier and its representatives will (i) protect and keep confidential the existence of this Agreement (including all Work Orders and Program Policies), its terms and conditions, and any other information obtained from Amazon or any of its representatives that is identified as confidential or proprietary or that, given the nature of such information or the manner of its disclosure, reasonably should be considered confidential or proprietary (including, without limitation, all information relating to Amazon’s technology, customers (including Customer Information (as defined below)), business plans, marketing activities, and finances) (collectively, “Confidential Information”), (ii) use Confidential Information solely for the purpose of providing Services, and (iii) return all Confidential Information to Amazon promptly following a request from Amazon. All Confidential Information will remain Amazon’s exclusive property, and Carrier will have no rights to use Confidential Information except as expressly provided in an NDA or this Agreement.

b.       If Carrier is required by any Governmental Authority to disclose the contents of any Deliverable, Carrier will promptly provide Amazon with notice of such requirement. In such instances, Carrier will use commercially reasonable efforts to (i) ensure that any items removed from a container are promptly put back into the container following the relevant Government Authority’s inspection, and (ii) provide Amazon with an audit against the manifest for such items.

c.       Except as expressly set forth in this Agreement, the Program Policies, or any Work Order, Carrier will not use any trade name, trademark, service mark, logo, or commercial symbol, or any other proprietary rights of Amazon or any of its Affiliates, in any manner (including but not limited to use in any client list, press release, advertisement or other promotional material) without the prior written authorization of such use by a Vice President of Amazon. Without the prior written authorization by a Vice President of Amazon, Carrier will not make any public announcement or other statement (including, without limitation, a press release, response to a media query, advertisement, or other promotional material) in which Carrier refers to Amazon or its Affiliates, this Agreement, any Work Order, the Services, or any Confidential Information.

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d.       Carrier will, and will cause its Personnel to, use all personally identifiable information concerning Amazon’s customers, including names and addresses (collectively, “Customer Information”), solely for the purpose of providing Services. Carrier will comply with all instructions of Amazon in respect of the processing of Customer Information, and Carrier will maintain appropriate technical and organizational security measures to prevent unauthorized use or disclosure of Customer Information. All Customer Information is and will remain the exclusive property of Amazon, and Carrier will not transfer, rent, barter, trade, or sell Customer Information and will not develop lists of or aggregate Customer Information. Except as otherwise required by applicable Law, Carrier will, and will cause its Personnel to, delete all instances (including backups and other copies) of Customer Information associated with each shipment within [***] after completing the shipment. Before disposing of any hardware, media, or software (including any sale or transfer of such material or any disposition of Carrier’s business) that contains or previously contained Customer Information, at Amazon’s direction, Carrier will either return such hardware, media, or software to Amazon, or perform a complete forensic destruction of the Customer Information (which may include a physical destruction, preferably incineration, or secure data wipe) such that no Customer Information can be recovered or retrieved. For the avoidance of doubt, the contents of Deliverables tendered by Amazon to Carrier are Customer Information subject to this Section 10.

e.       The parties agree that, between the parties, any information or data arising out of or in connection with the Services, including without limitation any Amazon customer data or Customer Information and any data, analysis or other work specifically commissioned by Amazon and agreed to by Carrier (collectively, “Work Product”), is owned by Amazon. For purposes of this Agreement, Work Product does not include: (a) any inventions or developments made by Carrier and existing prior to the Effective Date; or (b) any inventions or developments developed entirely independently by Carrier, at any time, without any use, knowledge of, or reference to, the Confidential Information. The Work Product has been specially ordered and commissioned by Amazon. Carrier agrees that the Work Product is a “work made for hire” for copyright purposes, with all copyrights in the Work Product owned by Amazon. To the extent that the Work Product does not qualify as a work made for hire under applicable Law, and to the extent that the Work Product includes material subject to copyright, trade secret, or other proprietary rights protection, Carrier hereby assigns to Amazon (or to such of its Affiliates as it may designate), its successors and assigns, all right, title, and interest in and to the Work Product. To the extent necessary to effect this assignment, Carrier will execute any documents that Amazon reasonably requests. At any time upon request from Amazon and upon termination or expiration of this Agreement, Carrier will deliver to Amazon in tangible form all materials containing Work Product, whether complete or in process. All Work Product will be Confidential Information that is subject to this Section 10.

11.          Defined Terms.

a.       “Affiliate” means, with respect to any entity, any person or other entity that directly or indirectly controls, is controlled by, or is under common control with, such first entity.

b.      “Chosen Courts” means the provincial courts in the Province of Ontario.

c.        “Delay” means, with respect to any Deliverable, that such Deliverable was not delivered within the delivery window specified by Amazon.

d.       “Deliverables” means parcels, totes, or other deliverables tendered by Amazon to Carrier or any of Carrier’s Personnel.

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e.       “Governing Laws” means the laws of the Province of Ontario.

f.       “Governmental Authority” means any governmental, quasi-governmental or regulatory authority, body, department, commission, board, bureau, agency, division, court, securities exchange or other legislative, executive or judicial governmental entity or instrumentality, whether foreign or domestic, of any country, nation, state, county, parish or municipality, jurisdiction or other political subdivision.

g.       “Law” means any national, federal, state, provincial, local, or foreign statute, common law, ordinance, rule, regulation, order, judgment or agency requirement of, or issued, promulgated or entered into with, any Governmental Authority.

h.       “Personnel” means, with respect to any party, such party’s employees, agents, representatives, and subcontractors. For the avoidance of doubt, Carrier’s Personnel will include any individual assigned by Carrier to perform the Services.

i.       “Planned Route” means a number of Deliverables in a given area that Amazon plans for a single person and/or Vehicle for delivery on a specific shift and day and that in turn is assigned by Carrier to a specific person and/or Vehicle for delivery on a specific shift and day.

j.       “Program Policies” means any terms, conditions, policies, guidelines, and other information of which Carrier is notified in accordance with Section 12.c or that are referenced in this Agreement or any Work Order.

k.       “Service Area” means the zip codes, cities, geographies, or other areas with respect to which Carrier provides the Services, as specifically defined in a Work Order.

l.       “Taxes” means those applicable sales or use taxes or value added taxes that Carrier is legally obligated to charge.

12.          Miscellaneous.

a.       Carrier will not assign any of its rights or obligations under this Agreement or any Work Order without Amazon’s prior written consent. Any attempt by Carrier to assign, subcontract, or delegate in violation of this Section will be null and void.

b.       This Agreement and the Work Orders are governed by the Governing Laws, excluding any conflict of laws rules. Carrier irrevocably submits to venue and exclusive jurisdiction in the Chosen Courts for any dispute arising out of or relating to this Agreement, any Work Order, or the Services, and Carrier waives all objections to jurisdiction and venue of the Chosen Courts.

c.       Notices to Carrier under this Agreement or any Work Order may be provided by sending a message to the primary email address then associated with Carrier’s service provider account with Amazon. Notices provided to Carrier by email will be effective when sent by Amazon. It is Carrier’s responsibility to keep its email address current, and Carrier will be deemed to have received any email sent to the email address then associated with Carrier’s service provider account with Amazon when Amazon sends the email, whether or not Carrier actually receives it. Notices to Amazon under this Agreement or any Work Order may be provided by (i) facsimile transmission to 206-266-2009, or (ii) internationally recognized overnight courier service, certified mail (return receipt requested), or personal delivery, to 2021 7th Ave., Seattle, WA 98121, Attention: General Counsel. Amazon may update the facsimile number and/or address for notices to Amazon by providing notice to Carrier in accordance with this Section. Notices to Amazon will be deemed effective when delivered in person, when delivered by pre-paid post, or when received by facsimile.

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d.       If any provision of this Agreement, the Program Policies, or any Work Order is determined to be unenforceable, the parties intend that this Agreement, the Program Policies, or the Work Order (as applicable) be enforced as if the unenforceable provisions were not present and that any partially valid and enforceable provisions be enforced to the extent that they are enforceable.

e.       A party does not waive any right under any provision of this Agreement, the Program Policies, or any Work Order by failing to insist on compliance with, or by failing to exercise any right under, the applicable provision. Any waivers granted under this Agreement, the Program Policies, or any Work Order are effective only if recorded in a writing signed by the party granting such waiver. The rights and remedies of the parties under this Agreement, the Program Policies, and any Work Order are cumulative and are not exclusive, and either party may enforce any of its rights or remedies under this Agreement, the Program Policies, or any Work Order or other rights and remedies available to it at law or in equity. The Section headings of this Agreement are for convenience only and have no interpretive value.

f.       The following provisions, along with any other provisions that by their nature should survive termination or expiration of this Agreement, will survive: Sections 4, 6, 7, 8.b, 8.c, and 9-12.

g.       Any breach of this Agreement, the Program Policies, or any Work Order by Carrier or any of its Personnel would cause irreparable harm to Amazon for which Amazon has no adequate remedies at law. Accordingly, Amazon is entitled to specific performance or injunctive relief for any breach of this Agreement, the Program Policies, or any Work Order by Carrier or any of its Personnel, without the necessity of proving damages or posting bond.

h.       Except for Carrier’s indemnity obligations under Section 9 and liability arising out of Carrier’s breach of Section 10, neither party will be liable under any circumstances for lost opportunities or profits, consequential, special, punitive, incidental, or indirect damages of any kind. Nothing in this Agreement shall limit or exclude either party’s liability for any matter that may not be limited or excluded by applicable Law.

i.       This Agreement (together with the Program Policies, which are incorporated in this Agreement by this reference), any Work Orders, and any NDA constitute the complete and final agreement of the parties pertaining to the Services and supersede and replace the parties’ prior agreements, understandings, representations, and discussions (whether written or oral) relating to the Services.

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j.       This Agreement may not be amended, suspended, superseded, or otherwise modified except by a written instrument, expressly identifying the modifications made and signed by an authorized representative of each of the parties; provided, that, for the avoidance of doubt, Amazon may amend, suspend, supersede, or otherwise modify any Program Policy by notifying Carrier of the same in accordance with Section 12.c.

k.       The parties may use standard business forms or other communications, but use of such forms is for convenience only and does not alter the provisions of this Agreement. NEITHER PARTY WILL BE BOUND BY, AND EACH SPECIFICALLY OBJECTS TO, ANY PROVISION THAT IS DIFFERENT FROM OR IN ADDITION TO THIS AGREEMENT (WHETHER PROFFERED VERBALLY OR IN ANY QUOTATION, INVOICE, BILL OF LADING, SHIPPING DOCUMENT, ACCEPTANCE, CONFIRMATION, CORRESPONDENCE, OR OTHERWISE).

l.       Carrier will not be liable for failure or delay in fulfilling its obligations under this Agreement, the Program Policies, or any Work Order if such failure or delay is caused by fire, flood, weather conditions or other Acts of God, invasions, riots, closing of public highways, civil unrest, war, acts of terrorism, or any circumstance beyond Carrier’s reasonable control and without fault or negligence on Carrier’s part (“Force Majeure”); provided, that (i) Carrier will promptly notify Amazon in writing of the occurrence and details of any event of Force Majeure that has caused, or is likely to cause, Carrier to either delay or fail to perform its obligations under this Agreement or any Work Order, and (ii) Carrier will use reasonable efforts to overcome or limit the effects of any such event of Force Majeure on Amazon. If the service interruption caused by the Force Majeure continues for [***], either party will have the right to terminate any affected Work Order with respect to the Services not being performed by giving the other party [***] prior written notice. To be effective, such notice must be delivered during the service interruption.

m.       Each party may effect the execution and delivery of this Agreement, any Work Order, and any amendment or addendum hereto or thereto by facsimile or electronic transmission (including in portable document format or by electronic signature) of one or more signed counterparts that together will constitute one and the same instrument.

n.       If there is a conflict among this Agreement, the Program Policies, and any Work Order, the Program Policies will prevail over this Agreement and the Work Order, and the Work Order will prevail over this Agreement.

[Signature Page Follows]

AMAZON CONFIDENTIAL
11

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED

BY BRACKETS, IS OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD BE

COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

CONFIDENTIAL

IN WITNESS WHEREOF, properly authorized representatives of the undersigned have executed this Agreement.

AMAZON:	CARRIER:

AMAZON CANADA FULFILLMENT SERVICES, INC.	PARCELPAL TECHNOLOGY INC.

By:	By:	/s/ Rich Wheeless
Name:	Name:	Rich Wheeless
Title:	Title:	Chief Executive Officer, Chief Financial Officer, Director

[Signature Page to Transportation Agreement]